EXHIBIT 99.1

IMMUNOCELLULAR THERAPEUTICS APPOINTS DR. JOHN YU CHAIRMAN OF THE BOARD

January 23, 2007 Los Angeles, California - ImmunoCellular Therapeutics, Ltd. (ICT) (OTC Bulletin Board: IMUC) announced today that it has appointed Dr. John Yu to serve as its Chairman of the Board. Dr. Yu, who previously was ICT’s Chief Scientific Officer, succeeds Dr. Manfred Mosk, who voluntarily resigned as ICT’s Non-Executive Chairman. Dr. Mosk will continue as a member of ICT’s Board of Directors.

Dr. Yu is a member of the full-time faculty in the Department of Neurosurgery at Cedars-Sinai Medical Center. An internationally renowned neurosurgeon, Dr. Yu’s clinical focus is on the treatment of brain and spinal tumors. He is conducting extensive research in immune and gene therapy for brain tumors. He has also done extensive research in the use of neural stem cells as delivery vehicles for brain cancers and neurodegenerative diseases.

Dr. Yu was inducted into Castle and Connelly’s America’s Top Doctors in 2005 and has published articles in a number of prestigious journals, including The Lancet, Cancer Research, Cancer Gene Therapy and Journal of Neurological Science. He holds a medical degree from Harvard Medical School and a master’s degree from Harvard University’s Department of Genetics. Dr. Yu was a Neuroscience Fellow at the National Institutes of Mental Health in the Neuroimmunology Unit at Massachusetts General Hospital and was a Culpepper Scholar at the Molecular Neurogenetics Unit at that hospital.

“With John Yu becoming our Chairman, together with our recent appointment of Dr. Keith Black, Chairman of the Department of Neurosurgery and Director of the Maxine Dunitz Neurosurgical Institute at Cedars-Sinai Medical Center, as Chairman of our Scientific Advisory Board, and with our recent addition of Dr. Robert Martuza, Chief of Neurosurgery Service at Massachusetts General Hospital and Higgins Professor of Neurosurgery at Harvard Medical School, to our Board of Directors, ICT has assembled a scientific management team that we believe is without peer in the field of immunotherapy for brain tumors and other neurological disorders,” said David Wohlberg, ICT’s President and Chief Operating Officer. “We are also delighted that Dr. Mosk will be maintaining his association with us as a director and look forward to his continuing contributions to our company.”

About ImmunoCellular Therapeutics

ICT is a Los Angeles, California based development stage company that will seek to develop cellular therapies for the treatment of brain and other cancers as well as neurodegenerative disorders. ICT’s initial focus will be on a dendritic cell-based vaccine for treating brain tumors, with a Phase I trial for its leading vaccine product candidate targeted for the first quarter of 2007.

Forward-Looking Statements

This press release contains certain “forward-looking statements” (statements as to matters other than historical facts) as defined in the Private Securities Litigation Reform Act and in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of

1934. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events, projections or results described in the forward-looking statements. These risks and uncertainties include without limitation the need to obtain and possible delays in receiving clearance to commence the Phase I trial and other future clinical trials from the FDA and any medical center involved in the trial; the need to recruit suitable patients for the Phase I trial and other future clinical trials; the risk of losing the services of senior management personnel; the uncertainty of outcomes for the Phase I trial and other future clinical trials; the need to secure appropriate clinical supplies for the product candidate for the Phase I trial and other future clinical trials; and the need to raise significant additional capital to conduct pre-clinical work and clinical trials for product candidates. Additional risks and uncertainties are described in ICT’s most recently filed SEC documents, such as its most recent annual report on Form 10-KSB, all quarterly reports on Form 10-QSB and any current reports on Form 8-K. ICT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

ImmunoCellular Therapeutics, Ltd.

David Wohlberg, President and COO, 310-789-1213

Allen & Associates, LLC

Marcia Allen, 310-820-8730

Source: ImmunoCellular Therapeutics, Ltd.